Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

U.S.$500,000,000 4.125% Senior Notes due 2009 and

U.S.$800,000,000 5.500% Senior Notes due 2014

which have been registered under the Securities Act of 1933,

for any and all outstanding

unregistered 4.125% Senior Notes due 2009 and

unregistered 5.500% Senior Notes due 2014, respectively

of

América Móvil, S.A. de C.V.

unconditionally guaranteed by Radiomóvil Dipsa, S.A. de C.V.

pursuant to the prospectus dated                      , 2004

As set forth in the prospectus, dated                      , 2004 (the “Prospectus”), of América Móvil, S.A. de C.V. (the “Company”), in the accompanying Letter of Transmittal and instructions thereto (the “Letter of Transmittal”), this form or one substantially equivalent hereto must be used to accept the Company’s offer to exchange (the “Exchange Offer”) up to an aggregate principal amount of U.S.$500,000,000 of its 4.125% Senior Notes due 2009 and up to an aggregate principal amount of U.S.$800,000,000 of its 5.500% Senior Notes due 2014 that have been registered under the Securities Act of 1933, as amended, for a like principal amount of its outstanding unregistered 4.125% Senior Notes due 2009 (the “Old Notes due 2009”) and a like principal amount of its outstanding unregistered 5.500% Senior Notes due 2014 (the “Old Notes due 2014”), respectively (such outstanding unregistered notes collectively the “Old Notes”), if (i) certificates representing the Old Notes to be tendered for purchase and payment are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Old Notes or other required documents to reach JPMorgan Chase Bank (the “Exchange Agent”) prior to the Expiration Date (as defined below) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an eligible institution by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2004 UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Delivery to the Exchange Agent, JPMorgan Chase Bank:

By Registered or Certified Mail:	By Overnight Delivery or by Hand between 8:00 a.m. and 4:30 p.m.:
JPMorgan Chase Bank 4 New York Plaza, 15th Floor New York, New York 10004 Attention: Institutional Trust Services To Confirm by Telephone: (212) 623-5160 Facsimile Transmissions: (212) 623-6207	JPMorgan Chase Bank 4 New York Plaza, 15th Floor New York, New York 10004 Attention: Institutional Trust Services To Confirm by Telephone: (212) 623-5160 Facsimile Transmissions: (212) 623-6207	J.P. Morgan Bank Luxembourg S.A. 5 Rue Plaetis, Floor 1 L-2338 Luxembourg Luxembourg

Information Agent, D.F. King & Co., Inc.:

48 Wall Street, 22nd Floor

New York, New York 10005

Bankers and Brokers Call (Collect): (212) 269-5550

All Others Call (Toll Free): (800) 431-9642

Delivery of this instrument to an address, or transmission via telegram, telex or facsimile, other than as set forth above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tender(s) to the Company upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

The undersigned understands that tenders of Old Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or Authorized Signatory:	Name(s) of Registered Holder(s):

Principal Amount of Old Notes due 2009 Tendered:	Address:
Certificate No.(s) of Old Notes due 2009 (if available):
Principal Amount of Old Notes due 2014 Tendered:	Area Code and Telephone No.:
Certificate No.(s) of Old Notes due 2014 (if available):	If Old Notes Will Be Delivered By Book-Entry
Transfer at The Depository Trust Company,
Date:	Insert Depository Account No.:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.
Please print name(s) and address(es)
Name(s):

Capacity:
Address(es):

Do not send Old Notes with this form. Old Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” as defined by Rule l7Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.

Name of Firm:	Authorized Signature
Address:	Name:
Title:
Area Code and Telephone Number:	Date:

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